Exhibit 10.5

Financial Consultants Agreement

April 19, 2010

Doug Thomas, CEO

Rival Technologies Inc.

375 N. Stephanie Street, Suite 1411

Henderson, NV 89014

Mr. Thomas,

In regard to our prior discussions, Moody Capital LLC (MC), a Georgia Corporation in good standing as a FINRA member, would be pleased to serve as financial consultant to Rival Technologies Inc. (RT) (the “Company”) in connection with the plan to assist the company in its outreach to US investors. The initial terms of this engagement shall be for eight (8) months, and the proposed terms are outlined below.

This Agreement made as of the 19th day of April 2010

BETWEEN:

Moody Capital Solutions Inc.,   with an office at

5755 Northpoint Pkwy. Suite 92, Alpharetta, GA 30022

(herein called "MC")

 OF THE FIRST PART

AND:

Rival Technologies Inc.,   with an office at

375 N. Stephanie Street, Suite 1411, Henderson, NV, 89014

(herein called "Rival")

    OF THE SECOND PART

The Services of MC

In its role as Financial Consultant, MC shall provide the following services:

1.

Serve as a consultant to RT in the trading of their shares in the US markets;

2.

Initiate and maintain direct contact with the MC proprietary network of US brokers, institutions and private investors to increase awareness of RT to potential US investors;

3.

Arrange a luncheon roadshow in Atlanta for MR with 25-30 brokers in attendance and also several meetings in New York with brokers and fund managers in the resource sector.

Compensation

In connection with the services to be provided, as outlined above, the Company shall pay to MC fees in the following manner:

Upon engagement, MC shall receive the sum of:

                                          200,000 restricted shares of RT common stock.

Notice

Except as otherwise specifically agreed, all notices and other communications made under this agreement shall be in writing and when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt requested. All notices sent shall be sent to the representatives of the party to be notified at the addresses indicated respectively below, or at such other addresses as the parties to be notified may from time to time by like notice hereafter specify:

If to the Company:

Douglas Thomas, CEO

Rival Technologies Inc.

375 N. Stephanie Street, Suite 1411

Henderson, NV 89014

If to Moody Capital:

 Mr. Timothy C. Moody

             Moody Capital Solutions Inc.

             5755 Northpoint Pkwy. Suite 92

 Alpharetta, GA 30022

Indemnification and Contribution

The Company agrees to indemnify MC (and its directors, officers, shareholders, partners, agents, employees, and controlling persons) to the full extent required by law against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of MC) in connection with such claims arising from  MC’s engagement hereunder.

In like manner, MC shall indemnify the Company, and hold it harmless, from any and all loss, damage, liability or expense, including cost and reasonable attorney’s fees, to which it may become subject, or which it may incur by reason of or in connection with any misrepresentations or misstatements of facts that MC, or any of its representatives, may willfully make, knowing such statements to be false.

Representations

All communication and information provided by the Company to MC, whether written or oral, with respect to operations and profitability are true and accurate. MC may rely on the accuracy thereof.

The financial statements of the Company together with the related schedules and notes as set forth in the Company’s annual report and or subsequent quarterly reports present fairly the financial position of the Company and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, throughout the periods indicated except as otherwise stated therein.

The Company is not in default, which default has not been waived, in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any debenture or loan agreement of the Company.  Except with respect to such defaults which have been waived in writing or for which consents have been obtained in writing, the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and compliance with the terms of the Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation, as amended, or bylaws of the Company, any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or its property.

The Company is duly incorporated and validly existing and is in good standing as a corporation under the laws of the Nevada with authorized and outstanding capital stock as set forth in the Company’s most recent filing with the SEC, and with full corporate power and the authority to own its property and conduct its business, present and proposed, as described in the filing, the Company has full corporate power and authority to enter into this Agreement.  The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or transacts business requiring such qualification, except where the failure to so qualify or to be in good standing would not result in a material adverse effect on the Company.

Confidentiality

In connection with the engagement, MC shall have access to confidential materials of the Company.  MC, its shareholders, employees and agents shall keep all such information strictly confidential in whatever form so received, and shall execute a confidentiality agreement if so requested by the Company, and MC agrees that the Company shall be entitled to equitable and injunctive relief including damages in the event MC breached any of its confidentiality obligations to the Company.

Acknowledgement

MC acknowledges that RT is subject to US securities regulations and agrees and consents to the public disclosure of its identity, the terms of this Agreement, and any other information that may be required in order for RT to comply with US Securities regulations.  MC will provide reasonable cooperation in providing any of the information discussed in this paragraph.

If the foregoing correctly sets forth our entire understanding, please sign and return the enclosed copy of this Agreement.

Very truly yours,

/s/ Timothy C. Moody

Timothy C. Moody

 President

AGREED AND ACCEPTED THIS 19th  DAY OF April, 2010 by:

Rival Technologies Inc.

By:  /s/ Douglas B. Thomas

                 Douglas B. Thomas,

                  President & CEO